Exhibit 10.4

CHEMUNG FINANCIAL CORPORATION

RESTRICTED STOCK PLAN

Effective June 16, 2010

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TABLE OF CONTENTS

- i -

6.5	Vesting	4
ARTICLE VII:	TAXES	4
7.1	Authority to Withhold Taxes	4
7.2	Section 83(b) Election	4
ARTICLE VIII:	AMENDMENT AND TERMINATION	4
8.1	Amendment	4
8.2	Termination	5
ARTICLE IX:	GENERAL PROVISIONS	5
9.1	No Implied Rights	5
9.2	Unfunded Plan	5
9.3	Construction	5
9.4	Representations and Warranties by Participants	5
9.5	No Obligation to Register Shares	6
9.6	Compliance with Legal and Other Requirements	6
9.7	Amendment and Termination	6
9.8	Governing Law	6
ARTICLE X:	DEFINITIONS	7
10.1	Award	7
10.2	Board	7
10.3	Change in Control	7
10.4	Code	7
10.5	Committee	7
10.6	Common Stock	7
10.7	Company	7
10.8	Disability	7

- ii -

10.9	Eligible Employee	8
10.10	Grant Agreement	8
10.11	Law	8
10.12	Normal Retirement Age	8
10.13	Participant	8
10.14	Plan	8
10.15	Plan Year	8
10.16	Restricted Stock	8
SIGNATURES		8

- iii -

CHEMUNG FINANCIAL CORPORATION

RESTRICTED STOCK PLAN

Effective June 16, 2010

ARTICLE I

PURPOSE

1.1 Purpose. The purposes of the Chemung Financial Corporation Restricted Stock Plan ("Plan") established by the Chemung Financial Corporation and its successors and assigns ("Company") are (a) to align the interests of the Company's executives and senior managers with the interests of the Company and its stockholders, (b) to insure the Company's compensation practices are competitive and comparable with those of its peers, and (c) to promote the retention of selected management-level employees. Pursuant to the Plan, the Company may make discretionary grants (each an "Award") of restricted shares of the Company's common stock ("Common Stock") to or for the benefit of employees selected to participate in the Plan, subject to the terms and conditions set forth in this Plan and in grant agreements evidencing the awards made hereunder.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1 Eligible Employees. Each officer of the Company, other than the Company's chief executive officer, (each an "Eligible Employee") is eligible to participate in the Plan.

2.2 Participation. Each Plan Year, the Committee may, but shall not be required to, select certain Eligible Employees to receive Awards under the Plan during such Plan Year. Each Eligible Employee so selected shall be referred to herein as a "Participant" in the Plan for the Plan Year(s) in which he or she is designated to receive an Award hereunder. The Committee's selection or non-selection of Participants for any Plan Year shall be entirely within the Committee's discretion.

ARTICLE III

SHARES SUBJECT TO AWARD

3.1 Number of Shares. The number of shares of the Company's Common Stock which may be made the subject of Awards hereunder shall not exceed 10,000 shares per year.

3.2 Adjustments to Number of Shares. Shares of Common Stock withheld to pay withholding taxes with respect to any Award shall reduce the number of shares available hereunder to the same extent as if the shares so withheld had been delivered to the recipient In the event that there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, merger, reorganizations, consolidation, repurchase, share exchange,liquidation, dissolution, or other similar corporate transaction or event that affects the Company's Common Stock, the Committee may, in any manner and to the extent as it may deem equitable, adjust the number or kind of shares available for Awards under the Plan and the number and kind of shares subject to outstanding Awards.

3.3 Character of Shares Subject to Awards. Shares issued via Awards under the Plan may be either authorized but unissued shares of Common Stock or treasury stock.

ARTICLE IV

GRANT AGREEMENTS

4.1 Grant Agreements. Each Award shall be evidenced by a Grant Agreement which sets forth the number of shares of Restricted Stock which are the subject of such Award and the terms and conditions on which the Award is made. The terms and conditions of any Award set forth in any Grant Agreement shall be as the Committee determines appropriate; provided, however, that the terms and conditions of the Plan shall govern in the event of any inconsistency between the Plan and any Grant Agreement.

ARTICLE V

ADMINISTRATION

5.1 Plan Administrator. The Plan shall be administered by the Compensation & Personnel Committee of the Board ("Committee") or any successor thereto. The full Board may, in its discretion, perform any function of the Committee hereunder, in which case, the term "Committee" shall refer to the Board.

5.2 Authority of Committee. The Committee shall make a recommendation to the Board with respect to all actions and determinations required or contemplated under the Plan including, without limitation:

(a) to interpret and construe the Plan and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan;

(b) to amend or modify the terms of this Plan, of any Grant Agreement, and/or of any Award hereunder;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Board made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

5.3 Delegations of Authority. The Committee may delegate to any employee or officer of the Company or to any third party any power or authority of the Committee over the administration of the Plan, other than the power and authority to select Participants or to make Awards, to such extent and on such terms as the Committee may determine appropriate.

5.4 Limitation on Liability. No member of the Committee or person to whom the Committee has delegated any of its power or authority under this Plan shall be liable for any action taken in good faith with respect to the Plan or for any Award made hereunder.

5.5 Designation of Beneficiaries. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom all amounts otherwise due hereunder shall be paid in the event of his or her death. Any such designation shall become effective upon filing a written designation with the Committee. The Committee may require that designations be made on a form acceptable to the Committee.

ARTICLE VI

RESTRICTIONS, FORFEITURES, & VESTING

6.1 Shareholder Rights. Except as otherwise provided in this Article and as may otherwise be provided in a relevant Grant Agreement, each holder of one or more shares of Restricted Stock shall have, with respect to such shares, all of the rights of a shareholder of the Common Stock, including, without limitation, the right to vote said Restricted Stock.

6.2 Limits on Transferability. Prior to vesting, the holder of a share of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, encumber, or otherwise dispose of said share, except to the extent expressly permitted (if at all) by the Grant Agreement evidencing the Award of which the share was a part.

6.3 Stock Certificates. A Participant shall not be entitled to receive a stock certificate representing one or more shares of Restricted Stock until all restrictions on such Restricted Stock have lapsed. The Company shall have the right to require the placement of a restrictive legend on certificates representing any such share referencing the restrictions to which such Restricted Stock is subject.

6.4 Termination of Employment.

(a) In the event a Participant's employment with the Company is terminated, with or without cause, or the Participant retires from the Company before attainment of

Normal Retirement Age, other than on account of the Participant's death, Disability, or a Change in Control, the Participant's unvested shares of Restricted Stock shall be immediately forfeited, without compensation to the Participant.

(b) Upon a Participant's termination of employment with the Company on or after the Participant's attainment of Normal Retirement Age or on account of the Participant's death, Disability, or a Change in Control, the Participant's shares of Restricted Stock shall immediately vest and all restrictions thereon shall lapse.

(c) The Committee shall determine the extent to which any Participant's leave of absence for military or other government service, illness, temporary disability, or other reason shall be treated as a termination of employment described in subsections (a) or (b) above and the effect on the Participant's Restricted Stock.

6.5 Vesting. Except as otherwise set forth in the Plan, shares of Restricted Stock shall vest and the restrictions thereon shall lapse in accordance with the following schedule: On each anniversary of the date of the Award pursuant to which a share of Restricted Stock is granted to a Participant, commencing with the first anniversary of such date, 20% of the shares granted as part of the Award shall vest until the fifth anniversary of such date, at which time all shares granted as part of the Award shall be fully vested.

ARTICLE VII

TAXES

7.1 Authority to Withhold Taxes. Notwithstanding Section 7.2, the Company shall, to the extent permitted by applicable law, have the right to deduct from the amount of any Award or payment due to a Participant or other person hereunder, any taxes of any kind required by law to be withheld with respect to any such Award or payment.

7.2 Section 83(b) Election. If a Participant elects, pursuant to Section 83(b) of the Code, to include in his or her gross income for federal income tax purposes, an amount equal to the fair market value of the shares of Restricted Stock subject to an Award, the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, or local taxes required to be withheld with respect to such Award. If such an election is not made, then at the time a Participant's Restricted Stock vests, the Participant shall, upon notification of the amount due thereon, pay to the Company all amounts necessary to satisfy applicable federal, state, and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company to satisfy such requirements.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1 Amendment. The Board may amend this plan in whole or in part at any time and in any manner as it may deem advisable. Amendments shall be made only by written instrument duly executed by the Board or a duly authorized representative of the Board.

8.2 Termination. The Board may suspend or terminate the Plan in whole or in part at any time by delivery of written notice of termination or suspension to the Committee. Shares of Restricted Stock granted under the Plan which are not vested and outstanding on the date of suspension or termination of the Plan shall remain outstanding and subject to the terms and conditions set forth herein shall continue to vest, unless otherwise specified by the Committee or the Board.

ARTICLE IX

GENERAL PROVISIONS

9.1 No Implied Rights. None of the establishment of the Plan, its operation, any provisions of the Plan or of any Grant Agreement, or any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Participant, Eligible Employee, or any other person any right to a continuation of his or her employment with the Company or to receive his or her current (or any other) rate of compensation therefor.

9.2 Unfunded Plan. The benefits provided under this Plan shall be general, unsecured obligations of the Company, payable solely from the general assets of the Company, and no Participant nor any Participant's permitted transferee shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company.

9.3 Construction. Article and Section headings herein are provided for reference only and shall not affect the interpretation or construction of any provision of this Plan. Reference to any statute, regulation, rule or other legal authority shall be construed as including reference to any amendment to or successor of such statute, regulation, rule, or authority.

9.4 Representations and Warranties by Participants. The Company may condition any Award on its receipt from the Participant designated to receive such Award any and all such representations and warranties and opinions of counsel as the Committee may deem necessary or appropriate to ensure that the Award and/or the issuance of Common Stock pursuant to the Award complies with the requirements of all applicable federal and state securities laws, including but not limited to the requirements of exemptions from registration under such laws.

9.5 No Obligation to Register Shares. Nothing in this Plan or in any Grant Agreement shall obligate the Company to undertake any registration of shares of Common Stock which are the subject of Awards hereunder.

9.6 Compliance with Legal and Other Requirements.

    No Award shall be granted, no Common Stock or Restricted Stock shall be issued, and no certificates for shares of Common Stock or Restricted Stock shall be delivered under this Plan or under any Grant Agreement except in conformance with the requirements of all applicable Laws. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Restricted Stock or Common Stock awarded hereunder may bear such legends and statements as the Committee may deem advisable to assure compliance with applicable Laws. No Award shall be granted, no Common Stock or Restricted Stock shall be issued, and no certificate representing Common Stock or Restricted Stock shall be delivered under this Plan unless and until the Company has obtained all consents or approvals as the Committee may deem necessary or advisable from any regulatory authority having jurisdiction over such matters.

(b) It is intended that this Plan shall not constitute a "nonqualified deferred compensation plan" and that no Award hereunder shall provide for a "deferral of compensation" as those terms are defined by Section 409A of the Code. The Committee shall have the authority to take any and all actions, with or without advance notice to any Participant or any other party, including, without limitation, amendment of the Plan and/or of the terms of any Grant Agreement on a prospective or retroactive basis as may be necessary to cause any of the foregoing to comply with the applicable requirements of Section 409A of the Code or to no longer be subject to the such requirements.

(c) With respect to Participants subject to the requirements of Section 16 of the Securities Exchange Act of 1934, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 thereunder. To the extent any provision of this Plan or action by the Committee would fail to be in compliance with such conditions, they may be deemed null and void by the Committee.

    Amendment and Termination. This Plan may be amended or terminated at any time by written instrument; provided, however, that any amendment (except for remedial amendments required to satisfy the requirements of applicable securities or tax laws) of the Plan that would have a material adverse effect on the rights of a Participant under any outstanding Award shall not be valid with respect to such Award without the Participant's consent.
    Governing Law. This plan shall be governed by the laws of the State of New York, to the extent not preempted by application of federal law.

ARTICLE X

DEFINITIONS

Capitalized terms in the Plan shall have the meanings ascribed to them below, unless the relevant context clearly requires otherwise.

    Award means an award of Restricted Stock under the Plan.
    Board means the board of directors of the Company.
    Change in Control means (a) a majority of the members of the Board of Directors are replaced, by election or otherwise, within a twelve-month period; (b) any person becomes the beneficial owner of more than fifty percent (50%) of the voting power of any class of voting stock of the Company without the prior approval of the Board; (c) a merger or consolidation of the Company or of any subsidiary of the Company, other than a merger or consolidation with respect the requirements of (A) and (B) are satisfied: (A) the voting securities of the company outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the securities of the surviving entity or the parent of the surviving entity outstanding immediately after the consummation of the merger or consolidation, and (B) individuals who constitute the Board immediately prior to the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent a majority of the membership of the board of directors of the surviving entity or the parent of such entity; or (d) the Company enters into a binding agreement whereby it shall be required to dispose of all or substantially all of its assets, unless such agreement and disposition is approved by a majority of the Board.
    Code means the Internal Revenue Code of 1986.
    Committee has the meaning given such term by Article V of this Plan.
    Common Stock means the common stock of the Company.
    Company means the Chemung Financial Corporation, a New York business corporation having its principal offices located at One Chemung Canal Plaza, Elmira, New York 14901.
    Disability means disability as defined by the Bank's disability policies. The Committee shall have the right, in its exclusive discretion, to determine whether a Participant has terminated employment with the Company on account of any Disability.
    Eligible Employee has the meaning given such term by Article II of this Plan.
    Grant Agreement means a written agreement, including any amendment or supplement thereto, between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
    Law means any Federal, state, or local law, rule, or regulation or any guidance or other binding authority, the final order of any court or other authority of competent jurisdiction, or any applicable rule of any securities exchange on which the Company's securities shall be listed or traded.
    Normal Retirement Age means age sixty-five (65).
    Participant means a person who is awarded Restricted Stock under the Plan.
    Plan means the Chemung Financial Corporation Restricted Stock Plan embodied by this document, as it may be amended or supplemented from time to time.
    Plan Year means the fiscal year of the Company.
    Restricted Stock means the shares of Common Stock granted under this Plan that are no longer subject to restrictions under the Plan or the Grant Agreement.

IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on this 16th day of June, 2010, to be effective as of the date first set forth above.

CHEMUNG FINANCIAL CORPORATION

By: /s/ Ronald M. Bentley, President and Chief Executive Officer

By: /s/ Jane H. Adamy, Secretary

END OF DOCUMENT